Exhibit 10.1

OPTION EXERCISE

Yi Hua Chen (“Chen”) hereby represents to Qualigen Therapeutics, Inc. (“Qualigen”) that Chen has acquired, from Alpha Capital Anstalt (“Alpha”), Alpha’s rights under Section 2.4 of the Securities Purchase Agreement dated February 26, 2024 between Qualigen and Alpha (the “Alpha SPA”).

Section 2.4 of the Alpha SPA provides that “Each Purchaser shall have the right to purchase one or more additional Debentures at any time prior to July 1, 2024, with an aggregate Principal Amount of up to $1,100,000, together with Warrants. Such additional Debenture and Warrants shall be identical/proportional to the initial Debenture and Warrant (mutatis mutandis, including as to an updated use-of-proceeds). The Purchaser shall exercise such option by notice to the Company in accordance with the provisions of this Agreement, and closing of such purchase shall occur within three Trading Days of such notice. All closing procedures shall otherwise be identical to those set forth in Section 2.2 and 2.3 hereof.” [Such option is referred to herein as the “Option.”]

Section 5.7 of the Alpha SPA provides that “[Alpha] may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”“

Chen hereby agrees in writing, to and for the benefit of Qualigen, to be bound by all of the provisions of the Alpha SPA which pertain to (a) the Debenture (as being purchased by Chen pursuant to Chen’s exercise of the Option), (b) the Qualigen common shares underlying it, (c) the Warrant (as being purchased by Chen pursuant to Chen’s exercise of the Option), (d) the Qualigen common shares underlying it, and (e) the Option.

Chen hereby makes to Qualigen the representations and warranties set forth in in Section 3.2 of the Alpha SPA, mutatis mutandis, on and as of the date hereof, with it being understood that references to “Purchaser(s)” therein are to be read as references to Chen and that such representations and warranties are being made in respect of the transactions contemplated by the Option exercise. Chen particularly acknowledges that it has reviewed Qualigen’s periodic and current reports filed with the SEC, including Qualigen’s Form 10-K filed April 8, 2024.

Chen hereby exercises the Option in full ($1,100,000 principal amount Debenture and 1,800,032-shares Warrant, for $1,000,000 cash). Chen acknowledges that the Debenture and the Warrant to be issued to it shall be in the form which Qualigen has provided to Chen by email in April 2024. Chen acknowledges that Qualigen’s wire information for payment of the $1,000,000 Option exercise price is:

Beneficiary Bank ABA:

Beneficiary’s Bank:

Beneficiary Bank Address:

Beneficiary’s Account Number:

Beneficiary’s Name: Qualigen Therapeutics, Inc.

Beneficiary’s Address: 5857 Owens Ave Suite 300 Carlsbad CA 92008

Chen hereby agrees that as between Chen and Qualigen, Articles 4 and 5 of the Alpha SPA (other than Section 4.13(a) of the Alpha SPA and the first two sentences of Section 5.2 of the Alpha SPA) shall be applicable (mutatis mutandis) in connection with the transactions and securities contemplated by this Option exercise, with it being understood that references to “Purchaser(s)” therein are to be read as references to Chen. Chen’s address for notice (see Alpha SPA Section 5.4) shall be

Chen hereby consents to Qualigen using the net proceeds of the Option exercise for (in addition to the purposes set forth in Section 4.9 of the Alpha SPA) further fundraising activities, SEC compliance and QN-302 clinical trials.

Dated: April 9, 2024

YI HUA CHEN

/s/ Yi Hua Chen
By:	Yi Hua Chen
Title:

**

Alpha hereby confirms, to Qualigen and to Chen, that it has assigned to Chen Alpha’s rights under Section 2.4 of the Alpha SPA.

Recognizing that Chen’s exercise of the Option may be deemed to constitute a Subsequent Financing (as defined in Section 4.12 of the Alpha SPA), Alpha hereby (a) waives its rights to receive pre-notice of and to participate in such “Subsequent Financing,” and (b) waives any provision of the 8% Convertible Debenture dated February 27, 2024 (the “Alpha 2024 Debenture”) which would cause the completion of such “Subsequent Financing” to establish a Maturity Date thereunder to be earlier than December 31, 2024.

Alpha hereby acknowledges that the Alpha 2024 Debenture and the Debenture issued to Chen upon exercise of the Option are part of the same series of Debentures.

Alpha hereby consents to Qualigen using the net proceeds of the Option exercise for (in addition to the purposes set forth in Section 4.9 of the Alpha SPA) further fundraising activities, SEC compliance and QN-302 clinical trials.

ALPHA CAPITAL ANSTALT

/s/ Nicola Feuerstein
By:	Nicola Feuerstein
Title:	CEO

**

Qualigen hereby acknowledges and confirms, to Chen and Alpha, the validity of Alpha’s assignment to Chen of Alpha’s rights under Section 2.4 of the Alpha SPA.

Qualigen hereby acknowledges and accepts Chen’s exercise of the Option in full.

Qualigen hereby makes to Chen the representations and warranties set forth in in Section 3.1 of the Alpha SPA (as qualified by the disclosures which Qualigen made in the Disclosure Schedules for the Alpha SPA and as further qualified by the facts, hereby disclosed, of (a) the determination of a material weakness in Qualigen’s internal control as of December 31, 2023 and (b) issuances of Qualigen common stock to Alpha since February 26, 2024 upon conversions of the 8% Senior Convertible Debenture dated

December 22, 2022), mutatis mutandis, on and as of the date hereof, with it being understood that references to “Purchaser(s)” therein are to be read as references to Chen and that such representations and warranties are being made in respect of the transactions contemplated by the Option exercise.

Qualigen hereby agrees that as between Chen and Qualigen, Articles 4 and 5 of the Alpha SPA (other than Section 4.13(a) of the Alpha SPA and the first two sentences of Section 5.2 of the Alpha SPA) shall be applicable (mutatis mutandis) in connection with the transactions and securities contemplated by this Option exercise, with it being understood that references to “Purchaser” therein are to be read as references to Chen and that such representations and warranties are being made in respect of the transactions contemplated by the Option exercise. Qualigen’s address for notice (see Alpha SPA Section 5.4) shall be as set forth in the Alpha SPA.

QUALIGEN THERAPEUTICS, INC.

/s/ Michael Poirier
By:	Michael Poirier
Title:	CEO